UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2006

SHEARSON FINANCIAL NETWORK, INC.
(formerly Consumer Direct of America)
(Exact name of Registrant as specified in charter)

Nevada	000-32745	88-0471353
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

6330 S. Sandhill Rd., Suite 8 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 868-7900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Acquisition of Continental Home Loans Inc.

On June 6 2006, we agreed to acquire all of the issued and outstanding shares of common stock of Continental Home Loans Inc. (“CHL”), a New York corporation (“CHL”), from its shareholders (“shareholders”), pursuant to the terms and conditions of a Share Exchange Agreement (the “Exchange Agreement”) among SHAREHOLDERS, CHL and us. Pursuant to the Exchange Agreement, we exchanged shares of our Common Stock, valued at approximately $2,560,000 plus cash in the amount of $640,000 to be deposited into an escrow account on or before July 1, 2006. The acquisition of CHL expands our mortgage operations and our mortgage banking capability.

CHL is a regional mortgage banker with headquarters in Mellville, New York, and is licensed to lend in several states including New York and California. The agreement is subject only to the approval of the New York State Banking Commission. CHL reported revenues of approximately $1.76 million for fiscal quarter ending 3/31/ 2005 and has in excess of $ 7 million in total assets on its balance sheet. As part of the acquisition, certain key members of CHL’s management will enter into employment agreements providing for a base compensation, plus bonuses based on future performance of the combined business. We plan to integrate CHL into our previously completed acquisition of Shearson Homes Loans and use the brand name Shearson Home Loans for all of our mortgage operations.

This transaction is not contingent upon any regulatory approval with the SEC.

The description contained in this Item 1.01 of the transactions described in the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, which will be filed as an amendment to this Current Report on Form 8-K.

A copy of the press release announcing the acquisition is attached hereto as Exhibit A.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy-one (71) calendar days after the date hereof.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy-one (71) calendar days after the date hereof.

(c) Exhibits

99.1    Press Release dated as of June 7, 2006.

99.2    Share Exchange agreement dated June 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHEARSON FINANCIAL NETWORK, INC.

By:	/s/ Michael A. Barron
Michael A. Barron
Chief Executive Officer

Date: June 7, 2006